As filed with the Securities and Exchange Commission on August 8, 1995


                                                      Registration  No. 33-60167
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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       to
                                    FORM S-4


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                            ------------------------

                               OMNICOM GROUP INC.
               (Exact Name of Registrant as Specified in Charter)

           New York                         7311                     13-1514814
(State or other jurisdiction of       (Primary Standard            (IRS Employer
 incorporation or organization)    Industrial Classification         Ident. No.)
                                         Code Number)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             BARRY J. WAGNER, ESQ.
                                   Secretary
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:
   MICHAEL D. DITZIAN, ESQ.                              JAMES M. COTTER, ESQ.
      Davis & Gilbert                                Simpson Thacher & Bartlett
       1740 Broadway                                     425 Lexington Avenue
 New York, New York  10019                            New York, New York  10017
      (212) 468-4800                                        (212) 455-2000

                            ------------------------

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective and all other conditions to the purchase of assets pursuant to the Acquisition Agreement described in the enclosed Prospectus/ Information Statement have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

                            ------------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS